Exhibit 3.41

Form 205
(Revised 01/06)

Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512 463-5709
Filing Fee: $300
Certificate of Formation
Limited Liability Company
This space reserved for office use.
FILED
In the Office of the
Secretary of State of Texas
AUG 20 2007
Corporations Section

Article 1 — Entity Name and Type
The filing entity being formed is a limited liability company. The name of the entity is:
Permian Plaza, LLC
The name must contain the words “limited liability company,” “limited company,” at an abbreviation of one of then phrases.
Article 2 — Registered Agent and Registered Office
(Select and complete either A or B and complete C)
☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:
CT Corporation System
OR
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix
C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street, Suite 2900	Dallas	TX	75201
Street Address	City	State	Zip Code
Article 3—Governing Authority
(Select and complete either A or B and provide the name and address of each governing person.)
☑ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.
☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.
NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

	Kenneth	V.	Huseman
	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

400 W. Illinois, Suite 800	Midland	TX	USA	79701
Street or Mailing Address	City	State	Country	Zip Code

Form 205	4

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City	State	Country	Zip Code
NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

	First Name	M.I.	Last Name	Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON

Street or Mailing Address	City	State	Country	Zip Code
Article 4 — Purpose
The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.
Supplemental Provisions/Information
Text Area [The attached addendum, if any, is incorporated herein by reference.]
To the fullest extent permitted by law, no manager or member of the Company shall be liable to the Company or its members for monetary damages for an act or omission in such manager or member’s capacity as a manager or member of the company. The foregoing elimination of liability to the Company or its members for monetary damages shall not be deemed exclusive of any other rights of limitation of liability or indemnity to which a manager or member may be entitled under any other provision of these Certficate of Formation or the regulations of the Company, contract or agreement, vote of managers or members or otherwise.

Form 205	5

Organizer
The name and address of the organizer:
James M. Alsup
Name

300 N. Marienfeld, Suite 700	Midland	TX	79701
Street or Mailing Address	City	State	Zip Code
Effectiveness of Filing (Select either A, B or C)
A. ☑ This document becomes effective when the document is filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.
Date: August 20, 2007

/s/ James M. Alsup
Signature of organizer

Form 205	6